Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

NEXGEN ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares		(1)	(1)	—	—	—

	Debt	Debt Securities		(1)	(1)	—	—	—

	Other	Subscription Receipts		(1)	(1)	—	—	—

	Other	Warrants		(1)	(1)	—	—	—

	Other	Units		(1)	(1)	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	$366,700,000 (1)	(1)	$366,700,000(1)	$0.00014760	$54,125 (1)

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$366,700,000__		$54,125

	Total Fees Previously Paid							$0

	Total Fee Offsets							$18,026

	Net Fee Due							$36,099

(1)

There are being registered under this Registration Statement such indeterminate number of common shares, subscription receipts, warrants, debt securities and units of NexGen Energy Ltd. (the “Registrant”), and a combination of such securities, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$366,700,000 (converted from Cdn.$500,000,000 at an exchange rate of Cdn.$1.00 = US$ 0.7334, which was the daily exchange rate as reported by the Bank of Canada on November 27, 2023). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the United States Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)

The common shares include certain share purchase rights (the “Rights”) issued pursuant to that certain Amended and Restated Shareholder Rights Agreement between the Company and Computershare Investor Services Inc., as rights agent (the “Rights Plan”). Until the occurrence of certain events specified in the Rights Plan, none of which have occurred as of the filing of this Registration Statement, the Rights are not exercisable, are evidenced only by the certificates for common shares, if any, and will be transferred along with and only with, and are not severable from, the common shares. The value attributable to the Rights, if any, is reflected in the market price of the common shares. No separate consideration will be payable for the Right.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	NexGen Energy Ltd.	F-10	333-235730(1)	8/5/2022		$18,026	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$194,450,000(1)	$36,052

(1)

Fee offset claimed in the amount of US$18,026 of previously paid fees which are attributable to US$194,450,000 of securities (converted from Cdn.$250,000,000 at an exchange rate of Cdn.$1.00 = US$0.7778, which was the exchange rate as reported by the Bank of Canada on August 2, 2022 and used for purposes of the Prior Registration Statement (as defined below)) that were previously registered under the Registration Statement on Form F-10 (333-266575) filed on August 5, 2022 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.